UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (214) 740-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒        Emerging growth company

☐         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 7, 2017, Exela Technologies, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market pursuant to Listing Rule IM 5101-2, informing the Company that its warrants did not meet the minimum 400 round lot holder requirements for initial listing, as set forth in Listing Rule 5515(a)(4), and that by extension, the Company’s units (comprised of common stock and warrants) did not qualify for initial listing, pursuant to Listing Rule 5225(b)(1)(A).  The listing of the Company’s common stock which is traded on the Nasdaq Capital Market is not affected by this action.

The Company does not intend to appeal Nasdaq’s determination regarding the warrants and units.  Accordingly, the Company’s warrants and units will be scheduled for delisting from the Nasdaq Stock Market and will be suspended at the opening of business on September 18, 2017, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s warrants and units from listing and registration on the Nasdaq Stock Market.

The Company issued a press release regarding the notice received from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated September 13, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2017

EXELA TECHNOLOGIES, INC.

By:	/s/ Theresa K. Mohan
Name: Theresa K. Mohan
Title: General Counsel, Americas